                                                                   Exhibit 23(c)

               [LETTERHEAD OF SULLIVAN & CROMWELL APPEARS HERE]



                                                           May 2, 1997



Riggs National Corporation
   1503 Pennsylvania Avenue, N.W.
      Washington, D.C. 20005.

Ladies and Gentlemen:

         We hereby consent to the two references to us under the heading "Validity of Securities" in the Prospectus included in this Registration Statement and to the filing of both of our related opinions, each dated March 12, 1997, as exhibits to this Registration Statement on Form S-3 filed with the Securities and Exchange Commission. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                        Very truly yours,


                                                        /s/ SULLIVAN & CROMWELL